EXHIBIT 10.1

SECOND AMENDED FORBEARANCE AGREEMENT

This Second Amended Forbearance Agreement (the “Agreement”) is dated as of the 29th day of December, 2023 (the “Effective Date”) by and among LAZARUS ENERGY LLC, a Delaware limited liability company (“Lazarus Energy”), LAZARUS REFINING & MARKETING, LLC, a Delaware limited liability company (“Lazarus Refining”, together with Lazarus Energy, “Borrowers”), JONATHAN PITTS CARROLL, SR., an individual and resident of Texas (“Carroll”), BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation (“Blue Dolphin”), LAZARUS ENERGY HOLDINGS LLC, a Delaware limited liability company (“Lazarus Holdings”, together with Borrowers, Carroll, and Blue Dolphin, “Obligors”), and VERITEX COMMUNITY BANK (“Lender”, together with Obligors, the “Parties”).

RECITALS

A. Lazarus Energy Loan

WHEREAS, Lazarus Energy executed that certain Promissory Note (Note No. 17036732) dated June 22, 2015 in the original principal amount of $25,000,000 payable to Lender, as successor in interest to Sovereign Bank (“Sovereign”), as modified by that certain Deferment Agreement dated April 22, 2020, as further modified by that certain Second Deferment Agreement dated August 25, 2020, as further modified by that certain Third Deferment Agreement dated October 22, 2020 (as amended and/or modified, the “Lazarus Energy Note”);

WHEREAS, Lazarus Energy and Lender executed that certain Loan Agreement dated June 22, 2015 (as amended and/or modified, the “Lazarus Energy Loan Agreement”);

WHEREAS, Lazarus Energy executed that certain Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated June 22, 2015, recorded Book Vol. 1856, Page 320, Wilson County, Texas public records, as modified by that certain First Amendment to Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing December 4, 2015, recorded Book Vol. 1888, Page 678, aforesaid records (as amended and/or modified, the “Lazarus Energy Deed”);

WHEREAS, Lazarus Energy executed that certain Security Agreement dated June 22, 2015 in favor of Lender (as amended and/or modified, the “Lazarus Energy Security Agreement”);

WHEREAS, Lazarus Energy executed that certain Payment Reserve Agreement dated June 22, 2015 in favor of Lender (as amended and/or modified, the “Lazarus Energy Payment Reserve Agreement”);

WHEREAS, Carroll, Blue Dolphin, Lazarus Refining and Lazarus Holdings executed those certain Unconditional Guaranties dated June 22, 2015 (the “Lazarus Energy Guaranties”,together with the Lazarus Energy Note, Loan Agreement, Deed, Security Agreement and Payment Reserve Agreement, together with all documents executed in connection therewith and/or related thereto, together with all amendments and/or modifications are collectively, the “Lazarus Energy Loan Documents”);

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B. Lazarus Refining Loan

WHEREAS, Lazarus Refining executed that certain Promissory Note (Note No. 17036096) dated December 4, 2015 in the original principal amount of $10,000,000 payable to Lender, as successor in interest to Sovereign, as modified by that certain Deferment Agreement dated April 22, 2020, as further modified by that certain Second Deferment Agreement dated August 25, 2020, as further modified by that certain Third Deferment Agreement dated October 4, 2020 (as amended and/or modified, the “Lazarus Refining Energy Note”);

WHEREAS, Lazarus Refining and Lender executed that certain Loan Agreement dated December 4, 2015 (as amended and/or modified, the “Lazarus Refining Loan Agreement”);

WHEREAS, Lazarus Refining executed that certain Leasehold Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated December 4, 2015, recorded Book Vol. 1888, Page 644, aforesaid records (as amended and/or modified, the “Lazarus Refining Deed”);

WHEREAS, Lazarus Refining executed that certain Security Agreement dated December 4, 2015 in favor of Lender (as amended and/or modified, the “Lazarus Refining Security Agreement”);

WHEREAS, Carroll, Blue Dolphin, Lazarus Energy, and Lazarus Holdings executed those certain Unconditional Guaranties dated December 4, 2015 (the “Lazarus Refining Guaranties”,together with the Lazarus Energy Guaranties, the “Guaranties”);

WHEREAS, Lazarus Holdings executed that certain Pledge Agreement dated December 4, 2015 in favor of Lender (the “Pledge Agreement”, together with the Lazarus Refining Note, Loan Agreement, Deed, Security Agreement, and Guaranties, together with all documents executed in connection therewith and/or related thereto, together with all amendments and/or modifications are collectively, the “Lazarus Refining Loan Documents”; the Lazarus Energy Loan Documents and Lazarus Refining Loan Documents are collectively, the “Loan Documents”);

WHEREAS, Borrowers are in default under the Loan Documents because, among other things, Borrowers failed to make payments of principal and interest as and when due, beginning with the payments due February 2021 and failed to satisfy certain financial covenants under the Loan Documents (the “Existing Defaults”);

WHEREAS, Obligors and Lender executed that certain Forbearance Agreement dated November 18, 2022, as amended by that certain First Amended Forbearance Agreement dated September 30, 2023 (as amended and/or modified, the “Forbearance Agreement”);

WHEREAS, Obligors have requested that Lender agree to forbear from exercising any of its rights and remedies, and Lender, subject to the terms and conditions contained herein, has agreed to forbear from exercising its rights and remedies, in each case, with respect to the Existing Defaults;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

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AGREEMENT:

1. Recitals. The foregoing recitals are confirmed by Lender and Obligors as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.

2. Definitions. Capitalized terms appearing herein and not otherwise defined shall have the meanings ascribed to such terms in the applicable Loan Documents, unless the context hereof shall otherwise require or provide.

3. Forbearance. Unless the Forbearance Period (defined below) is sooner terminated as provided in Section 6 below, subject to Obligors’ satisfaction of each of the Conditions Precedent in Section 12 below, Lender hereby agrees to forbear from the exercise of any of its remedies under the Loan Documents, applicable law and/or in equity in connection with the Existing Defaults for a period (the “Forbearance Period”) beginning effective as of the Effective Date through and including March 29, 2024 (the “Forbearance Termination Date”), subject to the terms and conditions set forth herein. The Parties acknowledge and agree that Lender has, and shall have, no further commitment or obligation to make any additional loans or provide any additional financing to Obligors.

(a) Forbearance Limited to Existing Defaults. Lender’s forbearance hereunder shall be limited solely to the exercise of its remedies arising under the Loan Documents, applicable law and/or in equity or otherwise as a result of the Existing Defaults, and Lender shall not be deemed to have waived any rights or remedies it may have with respect to any other existing breach, default or event of default or any breach of this Agreement.

(b) Forbearance Regarding Testing of Financial Covenants. Notwithstanding anything to the contrary herein, Lender acknowledges and agrees that, through and including a Forbearance Termination Event, Lender will forbear from (i) testing Borrowers’ compliance with the financial covenants set forth in Section 4.2 of the Lazarus Energy Loan Agreement and Section 4.2 of the Lazarus Refining Loan Agreement and (ii) taking any action to exercise Lender’s rights and/or remedies with respect to Borrowers’ compliance or non-compliance with the financial covenants set forth in Section 4.2 of the Lazarus Energy Loan Agreement and Section 4.2 of the Lazarus Refining Loan Agreement.

(c) Notice Requirements Satisfied. Obligors acknowledge and agree that all notice requirements set forth in the Loan Documents and imposed upon Lender in connection with the Existing Defaults, and the exercise of its remedies therefor (together with all applicable cure and/or grace periods) have been satisfied (or shall be deemed to have been satisfied by this Agreement) without exception, and that, subject to the terms and conditions of this Agreement, upon the expiration or earlier termination of the Forbearance Period, Lender shall, with respect to the Existing Defaults, have the full right and power to exercise all remedies granted to it under the Loan Documents, hereunder and/or applicable law.

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4. Acknowledgement; Past Due Amounts.

(a) The Parties acknowledge and agree that the liens, assignments and security interests created by the Loan Documents shall continue and carry forward until all obligations under the Loan Documents are paid and performed in full. Obligors further agree that such liens, pledges, assignments and security interests are hereby ratified and affirmed as valid and subsisting against the property described in the Loan Documents and that this Agreement shall in no manner vitiate, affect or impair the Loan Documents and that such liens, pledges, assignments, and security interests shall not in any manner be waived, released, altered or modified.

(b) Obligors and Lender acknowledge and agree that, as of December 21, 2023, the outstanding principal balances owed under the Loan Documents are as follows:

Borrower	Lazarus Energy	Lazarus Refining
Loan No.	17036732	17036096
Principal Balance	$19,676,537.84	$8,189,988.54

5. Payment.

(a) Forbearance Payments.

(i) On the Effective Date, Borrowers shall pay Lender’s attorneys’ fees and expenses in the amount of $2,000.00 (the “Attorney Fee Payment”) incurred by Lender in connection with the negotiation and preparation of this Agreement.

(b) Monthly Payments. On and after the Effective Date through and including the Forbearance Termination Date, (i) Lazarus Energy shall make or cause to be made monthly payments of principal and interest (at the non-default rate) on the 22nd day of each month in accordance with the Lazarus Energy Loan Documents, and (ii) Lazarus Refining shall make or cause to be made monthly payments of principal and interest (at the non-default rate) on the 4th day of each month in accordance with the Lazarus Energy Loan Documents (collectively, the “Monthly Payments”). For avoidance of doubt, the Monthly Payments are in addition to the Attorney Fee Payment due hereunder.

(c) Forbearance Termination Date Payment; Conditional Waiver of Late Fees.

(i) Intentionally omitted.

(ii) Lender hereby expressly reserves the right to require and receive late fees from Obligors; provided, however, that Lender waives the receipt of late fees so long as, after the Effective Date, there is no Forbearance Termination Event hereunder or default or Event of Default under any of the Loan Documents (other than the Existing Defaults) and all amounts owed under the Loan Documents (including without limitation all unpaid principal, unpaid accrued interest (at the non-default rate and default rate), but excluding late fees) are paid in full on or before the Forbearance Termination Date.

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(iii) Nothing herein shall waive or release Lender’s right to impose and receive interest at the default rate in the event that, after the Effective Date, there is a default or Event of Default hereunder or under any of the Loan Documents (other than the Existing Defaults).

(d) Payment Reserve Agreement Deposit; Reserve Account.

(i) On or about November 28, 2022, Lazarus Energy deposited with Lender the amount of $1,000,000.00 (the “Payment Reserve Deposit”)into a reserve account to be held by and for the benefit of Lender (the “Reserve Account”). The Reserve Account is titled “Lazarus Energy Loan Reserve Account”. Funds held in the Reserve Account shall be the property of Lazarus Energy.

(ii) In the event that Lazarus Energy is unable to make a payment as and when due under the Lazarus Energy Note and other Lazarus Energy Loan Documents through the ordinary cash flow and existing funds from the operation of its business, (A) Lender shall have unrestricted right at Lender’s sole and absolute discretion, but not the obligation, to pay from the funds in the Reserve Account, in whole or in part, any loan payments of Lazarus Energy to Lender and (B) Lazarus Energy shall have the right to direct Lender to use funds from the Reserve Account to pay such loan payments, in whole or in part, prior to the due date for any payment owed by Lazarus Energy and further provided that the amounts in the Reserve Account are sufficient to make the payment then due by Lazarus Energy, Lender shall pay from the funds in the Reserve Account, in whole or in part, any loan payments owed by Lazarus Energy to Lender. Nothing contained herein shall diminish or negate Borrowers’ obligation to pay the Monthly Payments or other amounts due by Borrowers under the Loan Documents. Borrowers are solely responsible for making the Monthly Payments and other payments as and when due under the Loan Documents.

(iii) In the event that any funds from the Reserve Account are used by Lender to pay any loan payments of Lazarus Energy to Lender, Lazarus Energy shall, no later than the last day of each quarter during the Forbearance Period, replenish the Reserve Account in an amount equal to the sums disbursed during that quarter. Failure to timely replenish the Reserve Account will be deemed a Forbearance Termination Event hereunder and under the Loan Documents without further notice or action by Lender.

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(iv) The Reserve Account shall remain in effect until all amounts owed by Obligors to Lender under each and all of the Loan Documents are paid in full. Any funds remaining in the Reserve Account at such time as all amounts owed by Obligors to Lender under each and all of the Loan Documents are paid in full shall be returned to the Lazarus Energy or as it may otherwise direct to the Lender.

(v) In the event that Lender’s interest in the Loan Documents is transferred or assigned to another person or entity, the Parties agree that Lender shall have the right to assign, in whole or in part, its interests in the Payment Reserve Deposit and Reserve Account to such transferee/assignee.

(vi) If a Forbearance Termination Event occurs hereunder or an Event of Default occurs under any of the Loan Documents (other than the Existing Defaults), Lender may, at its option and sole discretion, apply funds in the Reserve Account to the outstanding principal owed under the Loan Documents and/or to other obligations due and owing under the Loan Documents, or any combination of the foregoing.

(vii) To the extent that Lazarus Energy retains any interest in and to the funds in the Reserve Account, Lazarus Energy hereby grants to Lender a lien and security interest in and to the Reserve Account as additional security for the amounts owed under the Lazarus Energy Loan Documents. Lazarus Energy authorizes Lender to file any financing statement or other documents necessary to perfect Lender’s lien and security interest in and to the Reserve Account.

(viii) In the event of any inconsistency between the provisions of this Section 5(d) and any provisions concerning the Payment Reserve Account in the Loan Documents (including the Payment Reserve Agreement), the provisions of this Section 5(d) shall control.

(e) All payments to be made hereunder shall be made via wire transfer pursuant to the wire instructions set forth on Schedule I attached hereto.

6. Termination of the Forbearance Period; Remedies.

(a) Termination. The Forbearance Period shall end on the first to occur of the following (each a “Forbearance Termination Event”):

(i) End of Forbearance Period. The occurrence of the Forbearance Termination Date, unless all amounts owed under the Loan Documents (other than late fees) are paid in full on or before the Forbearance Termination Date;

(ii) Failure to Make Payments When Due. Failure by any Obligor to pay to make any payment under the Loan Documents as and when due, whether at stated maturity, by acceleration or otherwise, and such failure continues for ten (10) calendar days following the due date; provided, however, Obligors shall not be entitled to any grace, notice or cure period with respect to the Attorney Fee Payment;

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(iii) Breach. A breach by any Obligor of any of the conditions, covenants, agreements, terms, representations and/or warranties set forth in this Agreement and such breach continues uncured for a period of fifteen (15) days after written notice from Lender to Obligors, other than a failure by any Obligor to make any payment as and when due (as such failure is addressed by the preceding clause (ii);

(iv) Other Defaults. The occurrence of any Event of Default under the Loan Documents, other than the Existing Defaults; or

(v) Proceeding by Obligors. Any Obligor initiates any judicial, administrative or arbitration proceeding against Lender or any of the Released Parties (defined herein).

(b) Remedies. Upon termination of the Forbearance Period:

(i) Lender’s agreement to forbear shall terminate automatically without further act or action by Lender and Lender shall have the immediate right to exercise its rights and remedies under the Loan Documents, hereunder and/or applicable law or in equity;

(ii) Lender may take any steps in any bankruptcy case filed by or against any Obligor to protect Lender’s rights, including without limitation Lender’s rights as a secured creditor;

(iii) Lender may exercise any and all rights to conduct a foreclosure sale and/or UCC sale of all collateral securing the Indebtedness; and

(iv) Lender shall be entitled to collect from Obligors reasonable expenses, costs and fees, including Lender’s reasonable attorneys’ fees actually incurred in the enforcement of the Loan Documents.

(c) All rights granted hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect the rights and remedies under any of the Loan Documents, applicable law and/or in equity.

7. Reaffirmation.

(a) Except as expressly modified hereby, Borrowers hereby reaffirm all of the terms and provisions of the Loan Documents and agree that the Loan Documents shall continue to be valid and enforceable until the obligations under the Loan Documents are paid in full and all liabilities of Borrowers under the Loan Documents have been satisfied. Borrowers acknowledge that the Loan Documents constitute the valid obligations of Borrowers, enforceable in accordance with their respective terms, without any counterclaim, defense or setoff.

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(b) Carroll, Blue Dolphin, Lazarus Energy, Lazarus Refining and Lazarus Holdings hereby acknowledge their respective obligations under the Guaranties and further agree that (i) execution and delivery of this Agreement and the documents executed in connection herewith do not and shall not in any respect affect or impair any of its obligations, covenants or agreements under the Guaranty(ies) each executed and (ii) all of its obligations, covenants and agreements under the Guaranty(ies) it executed are hereby expressly affirmed, confirmed and reaffirmed.

8. Cross-Default. Obligors acknowledge and agree that:

(a) Any Event of Default under the Lazarus Energy Loan Documents shall be deemed to be an Event of Default under the Lazarus Refining Loan Documents; and

(b) Any Event of Default under the Lazarus Refining Loan Documents shall be deemed to be an Event of Default under the Lazarus Energy Loan Documents.

9. Waiver and Release.

(a) During the Forbearance Period, Obligors waive any and all rights to notice of payment default or any other default, protest and notice of protest, dishonor, diligence in collecting and the bringing of suit against any party, notice of intention to accelerate, notice of acceleration, demand for payment, cure rights and any other notices whatsoever regarding any of the Loan Documents, other than as specifically required herein.

(b) Obligors acknowledge and agree that there exists no breach, default or event of default by Lender, Original Lenders, or any of their predecessors in interest under the Loan Documents, or any event or condition that, with notice or passage of time, or both, would constitute a breach, default or event of default by or any of its predecessors in interest and represent and warrant to Lender that the Loan Documents are not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever.

(c) Each Obligor (each, a “Releasing Party”) hereby releases, acquits and forever discharges Lender, Original Lenders, the United States Department of Agriculture, and their respective affiliates, and their past and present officers, directors, shareholders, partners, members, managers, agents, employees, attorneys, heirs, assigns, representatives, predecessors, and successors (the “Released Parties”), of and from any and all actions, causes of action, claims, suits, damages, judgments, liens, rights, costs, expenses, demands and compensation whatsoever in law and/or equity, that any Obligor, whether collectively or individually, had, now has, or may later have or claim to have against the Released Parties, now accrued or that may hereafter accrue, that have or allegedly have existed, occurred, happened, arisen, or transpired at any time from the beginning of time to the Effective Date of this Agreement, WHICH DO OR MAY EXIST, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN (collectively, the “Released Matters”), including, without limitation, any of the same arising from or related to anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Agreement, the Loan Documents, any funds disbursed or not disbursed thereunder or the manner of such disbursement, and any other dealings between any of the Releasing Parties and any of the Released Parties.

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Each of the Releasing Parties agrees that this waiver and release is an essential and material term of this Agreement and that the agreements in this Section 9(c) are intended to be in full satisfaction of any alleged injuries or damages of Releasing Parties in connection with the Released Matters. Each of the Releasing Parties represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Each of the Releasing Parties understands that it may later discover claims or facts that may be different from, or in addition to, those that it has or any other Releasing Party now knows or believes to exist regarding the subject matter of the release contained in this Section 9(c), and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such party’s decision to enter into it and grant the release contained in this Section 9(c). Nevertheless, each of the Releasing Parties intends to fully, finally and forever settle and release all claims that now exist, may exist or previously existed, as set out in the release contained in this Section 9(c), whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, anticipated or anticipated, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts.

Each of the Releasing Parties has consulted with legal counsel prior to signing this Agreement, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters. Each of the Releasing Parties covenants that they will not sue (at law or in equity, in any regulatory proceedings or otherwise any of the Released Parties with respect to any of the Released Matters. It is the intention of the Releasing Parties, and each of them, through this Agreement, and with the advice of counsel, to fully, finally and forever settle and release all Released Matters.

10. Reinstatement. Notwithstanding anything to the contrary contained herein, in the event that any payment made to, or other amount or value received by, Lender from or for the account of any Obligor is avoided, rescinded, set aside or must otherwise be returned or repaid by Lender whether in any bankruptcy, reorganization, insolvency or similar proceeding involving any Obligor, the Indebtedness and liabilities intended to be repaid thereby shall be reinstated (without any further action by any party) and shall be enforceable against Obligors and their successors and assigns. In such event, Obligors shall be and remain liable to Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender with interest accruing thereon from and after the date such amount is so repaid or recovered.

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11. Representations and Warranties. In order to induce Lender to execute, deliver, and perform this Agreement, each Obligor represents and warrants to Lender that:

(a) This Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and Obligors are solvent and not bankrupt;

(b) No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code, has been instituted or threatened by or against any Obligor;

(c) The execution of this Agreement by Obligors and the performance by each Obligor of its respective obligations hereunder will not violate or result in a breach or constitute a default under any agreements to which such Obligor is a party;

(d) Each Obligor has full power and authority to enter into this Agreement and that the Agreement, once executed and delivered, will be a valid and binding obligation of each Obligor enforceable against it in accordance with the Agreement’s terms;

(e) Each Obligor has received reasonably equivalent value in exchange for Obligors’ execution of this Agreement;

(f) Carroll represents and warrants that he has the power, authority and legal right to execute this Agreement and all documents to be executed in connection herewith on Obligors’ behalf and to bind Obligors to the promises, covenants, terms and conditions set forth herein and those set forth in all documents to be executed in connection with this Agreement; and

(g) Obligors represent and warrant that all information provided by Obligors to Lender prior to the Effective Date, including, without limitation, all financial statements, was, at the date of delivery, and is, to Obligors knowledge as of the Effective Date, true and correct in all material respects. Obligors recognize and acknowledge that Lender is entering into this Agreement based in part on the financial information provided to Lender by Obligors and that the truth and correctness of that financial information is a material inducement to Lender in entering into this Agreement.

12. Conditions to Effectiveness. This Agreement shall not be effective until the following “Conditions Precedent” have been satisfied by Obligors or waived in writing by Lender:

(a) Receipt by Lender of the Attorney Fee Payment;

(b) Receipt by Lender of counterparts of this Agreement executed by Obligors;

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(c) No default or Event of Default (other than the Existing Defaults) shall exist under any of the Loan Documents;

(d) The representations and warranties set forth in the Loan Documents and in Section 11 hereof shall be true and correct in all material respects, except to the extent (i) already limited by materiality, in which case such representations and warranties shall be true and correct in all respects, and/or (ii) affected by the occurrence and continuation of the Existing Defaults, in which case such representations and warranties shall be true and correct in all other respects to the extent otherwise set forth in this sentence; and

(e) Concurrence and/or approval from the United States Department of Agriculture of the terms and conditions set forth herein and to Lender’s execution and performance hereunder, in form and substance satisfactory to Lender in its sole and absolute discretion.

13. Intentionally omitted.

14. Reporting.

(a) Borrowers shall provide all financial statements and information required to be provided under the Lazarus Energy Loan Agreement and Lazarus Refining Loan Agreement as and when due thereunder.

(b) In addition to the financial statements and information required to be provided to Lender under the Lazarus Energy Loan Agreement and/or Lazarus Refining Loan Agreement, (i) within thirty (30) days after the end of any month, Borrowers shall provide Lender with copies of operational and financial statements for the prior month for the refinery operated by Borrowers, and (ii) within ninety (90) days after the end of Borrowers’ fiscal year, Borrowers shall provide Lender with copies of operational and financial statements for the prior fiscal year for the refinery operated by Borrowers.

15. Miscellaneous.

(a) Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas and federal law, as applicable.

(b) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c) Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the Parties hereto, all other provisions nevertheless shall remain effective and binding on the Parties hereto.

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(d) No Novation. This Agreement is given as an amendment and modification of, and not as a payment of, the obligations of Obligors under the Loan Documents and is not intended to constitute a novation of the Loan Documents.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Lender, and each of their respective successors, assigns and legal representatives; provided, however, that Obligors may not, without the prior consent of Lender, assign any rights, powers, duties or obligations hereunder. Lender, may sell, transfer, or assign any of its rights hereunder or under any of the Loan Documents at any time without notice to or consent of any Obligor.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument. Facsimile, PDF or other electronic signatures hereto shall be effective as manually executed originals.

(g) No Waiver. Any future waiver, alteration, amendment or modification of any of the provisions of the Loan Documents or this Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that neither the Loan Documents, nor this Agreement can be modified orally, by course of dealing or by implied agreement. Moreover, any delay by Lender in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by any Obligor as a release or waiver of the default.

(h) Survivability. The releases, waivers, agreements, warranties and representations of the Parties in this Agreement shall survive the termination of this Agreement.

(i) Joint Draftsmanship. The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all Parties, each being represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the Parties because of draftsmanship.

(j) Strict Compliance. The failure of a Party at any time or times to demand strict performance by the other Parties of any of the terms, covenants or conditions set forth herein or of any of the Loan Documents shall not be construed as a continuing waiver or relinquishment thereof. Any Party may, at any time, demand strict and complete performance by the other Parties of the terms, covenants and conditions of this Agreement and/or any of the Loan Documents.

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(k) No Commitment to Extend, Modify or Forbear. Except as specifically provided in this Agreement, Lender has not committed, and is not committing at this time, to extend, modify or otherwise restructure any loan, or forbear from exercising any of its rights or remedies under the Loan Documents, as amended by this Agreement. No prior course of dealing, no usage of trade, and no oral statements or comments by Lender or its officers, employees, attorneys or other agents will be deemed to be a commitment by Lender to extend, modify, or otherwise restructure any loan or forbear from exercising any of its rights or remedies, except as expressly set forth in this Agreement, or unless the same shall be reduced in writing and signed by an authorized representative of Lender. The Parties acknowledge and agree that Lender has, and shall have, no further commitment or obligation to make any additional loans or provide any additional financing to Obligors.

16. ENTIRE AGREEMENT. THIS AGREEMENT, THE FORBEARANCE AGREEMENT AND THE LOAN DOCUMENTS, AS AMENDED BY THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the Parties hereto have set their hands and seals as of the Effective Date set forth above.

LENDER:

VERITEX COMMUNITY BANK

By:	/s/ CECIL ARNIM, III
Name:	Cecil Arnim, III
Title:	Executive Vice President

OBLIGORS:

LAZARUS ENERGY LLC, a Delaware limited liability company

By: Blue Dolphin Energy Company, a Delaware corporation, its sole member

By:	/s/ JONATHAN CARROLL
Jonathan Carroll, Sr., President

LAZARUS REFINING & MARKETING, LLC, a Delaware limited liability company

By: Blue Dolphin Energy Company, a Delaware corporation, its sole member

By:	/s/ JONATHAN CARROLL
Jonathan Carroll, Sr., President

JONATHAN PITTS CARROLL, SR.,
Individually

/s/ JONATHAN CARROLL

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BLUE DOLPHIN ENERGY COMPANY, a Delaware corporation

By:	/s/ JONATHAN CARROLL
Jonathan Carroll, Sr., President

LAZARUS ENERGY HOLDINGS LLC, a Delaware limited liability company

By:	/s/ JONATHAN CARROLL
Jonathan Carroll, Sr., Member

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SCHEDULE I

Wire Instructions

Veritex Community Bank ABA #: 113024164

Veritex Community Bank Acct #: 330247486

Reference: Lazarus Energy 17036732; Lazarus Refining 17036096

Notify: Cecil Arnim (713) 400-7160 or Glenda Chavez

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